         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.)


Filed by the Registrant ( X )
Filed by a Party other than the Registrant (   )

Check the appropriate box:

( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              NORTHWESTERN CORPORATION
                   -----------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


                   -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration State No.:
     3)   Filing Party:
     4)   Date Filed:



NORTHWESTERN CORPORATION
Corporate Office
125 S. Dakota Ave.
Sioux Falls, South Dakota  57104


Annual Meeting
of Shareholders
May 3, 2000


March 10, 2000

Dear Shareholder:

We are pleased to invite you to attend the Annual Meeting of Shareholders of NorthWestern Corporation, which will be held in the Great Hall of the Washington Pavilion, 301 S. Main Ave., Sioux Falls, South Dakota, on Wednesday, May 3, 2000, at 10:00 a.m. (Central Time Zone).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. You are being asked to elect three Directors in Class III to the Board of Directors of the Corporation. Your Board of Directors recommends that you vote 'FOR' the three individuals nominated.

You can vote in any one of three ways this year. You can vote online at our Web site, by calling a toll-free telephone number, or by signing and returning the enclosed proxy card in the postage prepaid envelope provided. Instructions for voting by each of these methods are set forth on the proxy card.

We hope that you can attend the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the three methods provided. Your vote is important, whether you own a few shares or many.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,



Merle D. Lewis
Chairman and
Chief Executive Officer

                         NORTHWESTERN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Corporate Office
125 S. Dakota Ave.
Sioux Falls, South Dakota  57104


March 10, 2000


To the Holders of Common Stock of
NORTHWESTERN CORPORATION:

The Annual Meeting of Shareholders of NorthWestern Corporation
('NorthWestern') will be held in the Great Hall of the Washington Pavilion, 301 S. Main Ave., Sioux Falls, South Dakota, on Wednesday, May 3, 2000, at 10:00 a.m. (Central Time Zone) for the following purposes:

     (1) To elect three members of Class III of the Board of Directors of NorthWestern to hold office until the Annual Meeting of Shareholders in 2003, and until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on March 4, 2000, will be entitled to vote at the meeting and any adjournments.

Your Board of Directors recommends that you vote 'FOR' the three nominees for the Board.

You are encouraged to vote in any one of the three ways available: online at NorthWestern's Web site, by calling the toll-free telephone number, or by signing, dating and returning your proxy card in the enclosed envelope. Instructions for voting by each of these methods are set forth on the proxy card. If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy.


BY ORDER OF THE BOARD OF DIRECTORS
ALAN D. DIETRICH
Corporate Secretary


        YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY


                         NORTHWESTERN CORPORATION

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         To be held May 3, 2000

                         TABLE OF CONTENTS
                                                                       Page

General Information  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   1
     Date of Meeting & Solicitation of Proxies  .  .  .  .  .  .  .  .   1
     Outstanding Shares & Voting Rights   .  .  .  .  .  .  .  .  .  .   1
Election of Directors   .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   1
     Nominees  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   2
     Continuing Directors  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   3
Meetings of the Board of Directors & Committees .  .  .  .  .  .  .  .   4
     Audit Committee .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   4
     Nominating & Compensation Committee  .  .  .  .  .  .  .  .  .  .   4
     Corporate Governance Committee .  .  .  .  .  .  .  .  .  .  .  .   4
Security Ownership by Certain Beneficial Owners & Management.  .  .  .   5
Compensation of Executive Officers & Directors  .  .  .  .  .  .  .  .   6
     Report on Executive Compensation  .  .  .  .  .  .  .  .  .  .  .   6
     Summary Compensation Table  .  .  .  .  .  .  .  .  .  .  .  .  .   9
     Information on Options   .  .  .  .  .  .  .  .  .  .  .  .  .  .  10
     Employment Contracts  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  11
     Retirement Plan .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  11
     Other Benefits  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  12
     Director Compensation .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  12
     Salary Continuation Plan . . . . . . . . . . . . . . 13 Nominating & Compensation Committee Interlocks & Insider Participation 13
Section 16(a) Beneficial Ownership Reporting Compliance  .  .  .  .  .  13
Performance Graph .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  14
Annual Report  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  14
Independent Public Accountants   .  .  .  .  .  .  .  .  .  .  .  .  .  15
Submission of Shareholder Proposals .  .  .  .  .  .  .  .  .  .  .  .  15
Other Matters  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  15

                         GENERAL INFORMATION

Date of Meeting and Solicitation of Proxies

     This proxy statement is being mailed to shareholders on or about March 10, 2000, and is furnished in connection with the solicitation by the Board of Directors of NorthWestern (the 'Board') of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2000 (the 'Meeting'). NorthWestern will bear all costs of the solicitation. In addition to solicitation by mail, officers and team members of NorthWestern may solicit proxies by telephone, facsimile, or in person. NorthWestern has retained Georgeson Shareholder Communications Inc., to assist in the solicitation of proxies at an estimated cost to NorthWestern of $5,500, plus reasonable out-of-pocket expenses. Also, NorthWestern will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock.

Outstanding Shares and Voting Rights

     Holders of Common Stock of record at the close of business on March 4, 2000 (the 'Record Date'), will be entitled to one vote for each share of Common Stock held by them on all matters to be voted upon at the Meeting. As of the Record Date, there were outstanding 23,108,893 shares of Common Stock.

     Shareholders who execute proxies may revoke them at any time before they are voted at the Meeting by giving written notice of such revocation to NorthWestern's Corporate Secretary, by filing another proxy with him, or by voting in person at the Meeting. Valid proxies will be voted in accordance with the instructions given. In the absence of any instruction, proxies will be voted 'FOR' election of the nominees. The form of proxy confers discretionary authority with respect to any other business which properly may be brought before the Meeting.

     Directors will be elected by a plurality of the votes cast at the Meeting, meaning that the three nominees receiving the most votes will be elected directors. Abstentions will be counted as present for quorum purposes, will not be counted as votes cast and will have no effect on the result of the vote. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective, those non-voted shares will be counted for quorum purposes but will have no effect on the result of the election of directors and will not be deemed to be present for purposes of determining whether shareholder approval of any other matter has been obtained.

                           ELECTION OF DIRECTORS

     In accordance with NorthWestern's Restated Certificate of
Incorporation and By-Laws, NorthWestern's directors are elected to staggered terms on a classified Board of Directors. At the Meeting, three directors will be elected to Class III of the Board, to hold office for a term of three years, until the Annual Meeting of Shareholders in 2003, and until their successors are duly elected and qualified.

     In the event a nominee is unable to serve as a director at the time of the Meeting, the shares represented by the proxies may (in the discretion of the proxy holders) be voted for other nominees not named herein. Each of the nominees has consented to be named and to serve if elected. Management is not aware that any of the nominees will be unable to serve.

     All of the nominees as directors in Class III are presently serving as directors.

Nominees

     The following information is furnished with respect to the nominees to Class III of the Board for three-year terms expiring in 2003:

                                                                      Age on
                     Principal Occupation           Director          March 1,
Nominee              or Employment                  Since             2000
------------------   -------------------------     -----------        -----
John C. Charters      Chief Executive Officer      Feb. 2000            37
                     of LLC Qwest Cyber.Solutions
                     (a joint venture of Qwest
                     Communications and KPMG, LLP),
                     an application service provider
                     of information systems to
                     businesses, since June 1999;
                     formerly Vice President,
                     Business Development for Qwest
                     Communications (1998-99);
                     Vice President - Internet
                     Services & Applications
                     Development (1997-98) and
                     Executive Director INTERACT
                     Services (1996-97) for US West
                     Interprise.

Merle D. Lewis       Chairman of NorthWestern        1993               52
                     since May 1998; Chief
                     Executive Officer since
                     February 1994; formerly
                     President (1994-1998);
                     Chairman of NorthWestern
                     Growth Corporation since
                     1994.


Marilyn R. Seymann   President and Chief Executive  Feb. 2000           57
                     Officer of M ONE, Inc., a
                     management and information
                     systems consulting firm
                     specializing in the financial
                     services industry, since 1991;
                     Member of the Boards of Directors
                     of Beverly Enterprises, Inc.,
                     True North Communications, Inc.
                     and Community First Bankshares.

Two other directors are currently serving in Class III: Aelred J. Kurtenbach, Chairman and Chief Executive Officer of Daktronics, Inc. (director since 1994) and Gary Olson, retired President & Chief Executive Officer of Norwest Bank South Dakota, N.A. (director since 1998). Each has indicated to the Board that, consistent with the Board's policies regarding continued membership on the Board, they will be leaving the Board at the end of their current term on April 30, 2000.

              YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
                   THE ELECTION OF THESE THREE NOMINEES.

Continuing Directors

     The following information is furnished with respect to directors in Class I whose terms expire in 2001:

                                                                 Age on
                     Principal Occupation         Director       March 1,
Director             or Employment                Since          2000
------------------   -------------------------    -----------    --------

Randy G. Darcy       Senior Vice President,          1999            49
                     Operations of General
                     Mills, Inc. (NYSE: 'GIS')
                     a consumer foods company,
                     since 1987.


Gary G. Drook        President and Chief             1999            55
                     Executive Officer and
                     Director of AFFINA, The
                     Customer Relationship
                     Company (formerly Ruppman
                     Marketing Technologies,
                     Inc.), a provider of
                     customer services programs,
                     since 1997; formerly President
                     of  Network Services (1994-1995)
                     for Ameritech Corporation
                     (NYSE: 'AIT').

Bruce I. Smith       Attorney and partner in         1989            58
                     the law firm of Luebs,
                     Leininger, Smith, Busick
                     & Johnson since 1978.


     The following information is furnished with respect to directors in Class II whose terms expire in 2002:

                                                                 Age on
                     Principal Occupation         Director       March 1,
Director             or Employment                Since          2000
------------------   -------------------------    -----------    --------

Richard R. Hylland   President and Chief Operating     1995          39
                     Officer of NorthWestern since
                     May 1998; Vice Chairman
                     of NorthWestern Growth
                     Corporation since January
                     1999; formerly Executive
                     Vice President of
                     NorthWestern (1995-1998);
                     Formerly Chief Executive
                     Officer (Jan.-May 1999) and
                     President & Chief Operating
                     Officer (1994-1999)of NGC.

Jerry W. Johnson     Dean of the School of             1994          59
                     Business, University of
                     South Dakota, since 1990;
                     Member of the Boards of
                     Directors of Citibank (S.D.),
                     N.A. and Citibank FSB.

Larry F. Ness        Chairman and Chief                1991         54
                     Executive Officer of
                     First Dakota Financial
                     Corp., a bank holding
                     company, and Chairman
                     and Chief Executive Officer
                     of First Dakota National
                     Bank since 1996; formerly
                     Vice Chairman and Chief
                     Executive Officer of that
                     bank (1993-1995).


               MEETINGS OF THE BOARD OF DIRECTORS AND COMMMITTEES

     The Board held four regular meetings and two special meetings during 1999. Each director attended more than 75 percent of the aggregate of the meetings of the Board and of each committee on which he served. Committee members are appointed annually at the Board's regularly scheduled May meeting.

Audit Committee

     Our Audit Committee is composed of not less than three non-employee directors. The present members of the Audit Committee are Chairman Gary Olson, Randy G. Darcy, Aelred J. Kurtenbach, and Bruce I. Smith. The Audit Committee held two meetings during 1999. During 1999, the Board approved an Audit Committee Charter. The principal functions of the Audit Committee are to recommend to the Board the appointment of independent public accountants to conduct the annual audit of NorthWestern's financial statements, to review the scope of the annual audit, to approve services performed by the independent public accountants (considering the possible effect thereof on their independence), to review the report of the independent public accountants relating to the annual audit, and to review NorthWestern's annual financial statements, and to monitor NorthWestern's processes for identification of key business, financial, and regulatory risks.

Nominating and Compensation Committee

     The Nominating and Compensation Committee is composed of not less than three non-employee directors. The present members of the Nominating and Compensation Committee are Chairman Jerry W. Johnson, Gary G. Drook, Larry
F. Ness, and Randy G. Darcy. The Nominating and Compensation Committee held seven meetings during 1999. The functions of the Nominating and Compensation Committee are to recommend nominees for election to NorthWestern's Board, to recommend the persons to be elected by the Board as officers, to review and recommend the compensation of directors and officers of NorthWestern, and to determine awards, if any, to the executive officers of NorthWestern under incentive compensation and long-term equity plans.

     The Nominating and Compensation Committee will consider nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the Annual Meeting of Shareholders to be held in 2001 must notify the NorthWestern Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the meeting. The shareholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required in proxy solicitations. The nomination notice must also include the nominating shareholder's name and address, the number of shares of the Common Stock beneficially owned by the shareholder, and any arrangements or understandings between the nominee and the shareholder. The shareholder must also furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.

Corporate Governance Committee

     The Corporate Governance Committee is composed of NorthWestern's Chief Executive Officer and not less than three non-employee directors. The present members of the Corporate Governance Committee are Chairman Aelred
J. Kurtenbach, Larry F. Ness, Gary Olson, and Merle D. Lewis. The Corporate Governance Committee held two meetings in 1999. The functions of the Corporate Governance Committee are to make recommendations to the Board concerning Board policies, the performance appraisal procedure for the chief executive officer, director qualifications, and Board evaluation and to review and recommend corporate governance best practices.

      SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of February 1, 2000, with respect to shares of the Common Stock owned by the directors, nominees for director, certain executive officers of NorthWestern, by all directors and executive officers of NorthWestern as a group, and by persons known to NorthWestern to own more than 5% of the outstanding shares of Common Stock:

                               Amount & Nature
                         of Beneficial Ownership (1)
                         ---------------------------
    Name of              Shares of Common Stock                   Percent
of
Beneficial Owner         Beneficially Owned                 Common Stock
----------------------   ------------------------                ----------
--
Randy G. Darcy                3,108                                   *
Gary G. Drook                 3,010                                   *
Richard R. Hylland (2)       37,362(3)                                *
Jerry W. Johnson              6,608                                   *
Aelred J. Kurtenbach          7,090                                   *
Merle D. Lewis (2)           97,414                                   *
Larry F. Ness                 7,702                                   *
Gary Olson (2)                8,083                                   *
Bruce I. Smith               10,148                                   *
John C. Charters                  -(4)                                *
Marilyn R. Se                     -(4)                                *
Walter A. Bradley, III (2)    5,958                                   *
Michael J. Hanson             3,876                                   *
Daniel K. Newell (2)         20,243(5)                                *

All directors &
executive officers          241,073(3)(5)                             1%

Franklin Fund             1,790,500                                 7.8%
777 Mariners Island Blvd.
San Mateo, California 94404

NorthWestern Employee Stock 1,424,020                               6.2%
Ownership Plan and Trust (6)
________________________

*Less than 1%.

(1) Shares shown represent both record and beneficial ownership, including shares held in the team member's (employee's) account with the Trustees of NorthWestern's Employee Stock Ownership Plan ('ESOP') and in various plans (NorthWestern's Variable Investment Plan, Supplemental Variable Investment Plan, and Team Member Stock Purchase Plan, collectively the
    'Team Member Savings Plans').   None of the directors, nominees or
    executive officers of NorthWestern beneficially owns any of NorthWestern's Cumulative Preferred Stock ($100 par value). Unless otherwise indicated, each person listed has sole voting and sole investment power with respect to the shares shown in the table, and the address of each person is 125 S. Dakota Ave., Sioux Falls, SD 57104.

(2) Messrs. Hylland, Lewis, Olson, Bradley, and Newell own, respectively, 2,068, 7,588, 5,000, 1,000, and 3,866 common units, for a total of
    19,522 common units, representing limited partner interests in Cornerstone Propane Partners, L.P., a NorthWestern partner entity; and Messrs. Hylland, Lewis and Newell own, respectively, 20,702, 27,602, and 14,185 Cornerstone restricted common units, for a total of 62,489 Cornerstone restricted units held by directors and executive officers of NorthWestern. None of the foregoing amounts exceeds 1% of the outstanding common units.

(3) Included are 756 shares that Mr. Hylland holds as custodian for his children and 5,824 shares held by his wife.

(4) Directors/Nominees Charters and Seymann were newly elected to the Board, effective February 2, 2000; therefore, they had no relationship with NorthWestern and no NorthWestern securities holdings as of February 1, 2000.

(5) Included are 1,313 shares that Mr. Newell holds jointly with or as custodian for his children.

(6) The Common Stock owned by the ESOP is held in trust for the benefit of participants in the ESOP, and the Trustees have sole investment power over the Common Stock held in trust. Team member participants are entitled to instruct the Trustees on how to vote all NorthWestern Common Stock allocated to their accounts and will receive a separate Proxy for voting such shares. All shares allocated to the participants for which no voting instructions are received and all unallocated shares held by the ESOP will be voted by the Trustees in the same proportion that the allocated shares have been voted by participants, unless inconsistent with the Trustee's fiduciary responsibilities.

                    COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report on Executive Compensation

     The Nominating and Compensation Committee (the 'Committee') of the Board has furnished the following report on executive compensation to the shareholders of NorthWestern.

Procedures and Policies
------------------------

     The Committee, which is comprised entirely of non-employee directors, has overall responsibility to nominate persons to serve as executive officers of NorthWestern and to review and to recommend compensation for the members of the Board and for the executive officers. The Committee also reviews and recommends to the full Board any benefit plans for officers and team members and approves any executive officer or director awards made under NorthWestern's incentive compensation and long-term private equity plans.

     In 1999 as in prior years, the Committee engaged William M. Mercer, Incorporated, a compensation and benefits consulting firm, to assess the current executive compensation and private equity programs for NorthWestern and to offer recommendations that would support NorthWestern's short- and long-term business strategy. Mercer representatives have interviewed the members of the Board, compared the compensation of NorthWestern's executive officers and directors to comparable companies, and presented their findings to the Committee. The Board has implemented various recommendations from the Mercer studies which are designed to create and sustain an entepreneurial mindset throughout the organization; to reward executives for NorthWestern, business segment, and individual performance; to focus on long-term performance and the creation of shareholder value; and to attract and retain key executives and managers.

     Section 162(m) of the Internal Revenue code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to their chief executive officer and the four other most highly compensated executive officers unless certain tests are met. The Committee's general objective is to design and administer NorthWestern's compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers but also will consider such programs in light of the importance of achieving NorthWestern's compensation objectives discussed above.

Base Salary
-----------

     The Mercer study recommended, and the Board approved, a compensation program which positions total direct executive compensation at the median for comparable industry markets when performance is consistent with that comparative group; manages base salary through a range established around the median for the comparative group with adjustments primarily as the market median moves; utilizes annual incentives and equity-related long-term plans; and includes stock ownership guidelines. The comparative group is a broader group of service companies and includes some of the utilities in the peer group used in the performance graph.

     In determining Mr. Lewis' salary for 1999 as Chairman and Chief Executive Officer, the Committee considered the recommendations of the Mercer study, Mr. Lewis' individual performance as leader of NorthWestern, and his contributions to the long-term success of the organization. The Committee also utilized, throughout 1999, a formal chief executive officer evaluation process first initiated in 1997. In particular, the Committee considered Mr. Lewis' success in greatly expanding the three business lines added to NorthWestern's gas and electric utility business (propane; heating, ventilation and air conditioning; and telecommunications services); in increasing earnings during the year; in expanding the senior management team; and in building a common culture emphasizing initiative and customer service. Mr. Lewis' base annual salary was established at the median for the comparative group. Similar factors were used to determine the base annual salary of the other named executive officers whose base salaries were established at or near the median for the comparative group.

Annual Incentive Compensation
-----------------------------

     The philosophy for all NorthWestern incentive compensation plans is to provide rewards when financial objectives are achieved, and to provide reduced or no benefits when the objectives are not achieved. These objectives are designed to further NorthWestern goals and to increase shareholder value.

     The NorthWestern Board adopted an annual incentive plan, now known at the NorthSTAR Plan ('NorthSTAR'), which has been broadened to include team members at many levels of NorthWestern. The purpose of NorthSTAR is to motivate and reward outstanding performance by NorthWestern team members in meeting short-term goals which support long-term objectives important to NorthWestern's success. Awards under NorthSTAR are based upon several factors measuring annual performance: For team members of NorthWestern Corporation, NorthSTAR measures (1) NorthWestern's achievement of its budgeted earnings per share, (2) NorthWestern's achievement of pre-established customer satisfaction goals, and (3) an individual team member's achievement of management-established individual, team, or department goals. For the NorthWestern Public Service division of NorthWestern, the above three goals are used, and in addition, NorthSTAR measures NorthWestern Public Service's achievement of its capital expenditure and operating income savings targets. At the end of the year, a percentage is computed and totaled for each eligible team member for each of the factors. If the eligible team member's composite level equals or exceeds specified targets, a cash incentive award will be paid to the team member, unless employment with NorthWestern has been terminated for any reason other than death, disability or retirement. Awards to executive officers are determined by the Committee.

     The Board has adopted business segment annual incentive plans for team members of NorthWestern Public Service ('NPS'), NorthWestern Services Corporation ('NSC'), NorthWestern Energy Corporation ('NEC'), and NorCom Advanced Technologies, Inc. ('NorCom'). A portion of the annual incentive compensation of Mr. Lewis and Mr. Hylland is determined by the success of the NPS plan, while other executive officers and other key managers are involved in those business segment annual incentive plans which relate to their activities. Awards under such plans for 1999 performance were made in February 2000.

Long Term Incentive Compensation
--------------------------------

     As a complement to NorthWestern's annual incentive plans, the Board has determined that long-term incentive programs which tie executive compensation to increases in shareholder value are important. The Mercer study recommended, and the Board and the shareholders of NorthWestern in 1998 adopted, and in 1999 amended, the NorthWestern Stock Option and Incentive Plan (the 'Plan') to assist in accomplishing this goal by strengthening the link between compensation and the market value of NorthWestern's stock. The Plan is intended to recognize the contributions made to NorthWestern by its team members, to provide such persons with additional incentive to devote themselves to the future success of NorthWestern, and to improve the ability of NorthWestern to attract, retain and motivate individuals upon whom NorthWestern's future growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in NorthWestern through receipt of options to acquire NorthWestern's Common Stock. Similarly, the Plan is intended as an additional incentive to directors who are not team members of NorthWestern to serve on the Board and to devote themselves to the future success of NorthWestern. Options granted under the Plan to team members may be 'incentive stock options' ('ISOs') within the meaning of
Section 422(b) of the Internal Revenue Code, may be options not intended to be ISOs ('nonqualified stock options'), or may be other types of long-term incentives (collectively, 'Options'). Options granted to directors who are not team members of NorthWestern are nonqualified stock options.

     If benchmark performance goals established by the Board are met or exceeded, certain key NSC, NEC, NorCom, and NPS executives have opportunities, through long-term incentive programs for those entities, to receive equity ownership incentives or payments in connection with improved operations. In addition, certain key executive officers and other team members of NGC, which initiates and manages unregulated strategic investments for NorthWestern, were eligible during the first six months of 1999 to share in an acquisition fee equal to an aggregate of 3% of the value of certain acquisition and investment transactions completed in 1998 if the investments met performance criteria established for each transaction for periods following the transactions.

     During 1999, NorthWestern formed a private equity investment company in which certain executives and key team members were provided the opportunity to make personal investments. The private equity investment company is structured as a limited liability company, is controlled and substantially owned by NorthWestern, and enables the investors to participate in long-term value creation in selected growth initiatives, including increases in the value of NorthWestern's interests in Cornerstone, Blue Dot, and Expanets above benchmark rates of return approved by the Committee. NorthWestern has the right to acquire the limited liability company interests of the investors under specified circumstances.

     Mr. Lewis' long-term incentive compensation for 1999 was determined in accordance with the terms of the long-term incentive and private equity programs discussed above.

     The Board has established stock ownership guidelines for all executive officers which require each officer to purchase and obtain a significant equity ownership interest in NorthWestern within specified periods. The guidelines require equity purchase and ownership levels of 100,000 shares for the Chief Executive Officer, 50,000 shares for the President, 25,000 shares for the Chief Financial Officer, and other levels for specified executive officers.

     This report is submitted on behalf of the Committee:

     Jerry W. Johnson, Chairman
     Gary G. Drook
     Larry F. Ness
     Randy G. Darcy

                        SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned during the fiscal years indicated for services in all capacities by the chief executive officer and by the four other most highly compensated
NorthWestern executive officers in 1999:



                                              Long Term Compensation     All
                         Annual Compensation    ----------------------   Other
                         ----------------------  Awards     Payouts (2)  Comp.
Name and                 Salary      Bonus(1)   (Securities      ($)
Position           Year    ($)          ($)     Underlying                ($)
---------------    ----  ---------   ---------- Options)   -----------  ------
                                              -----------
Merle D. Lewis     1999  627,167      783,733    133,908       85,137   40,220
Chairman & Chief   1998  532,667      705,241    104,200       51,475   34,909
Executive Officer  1997  365,971      629,245     ------       24,897   25,085

Richard R. Hylland 1999  416,542      666,211     68,103       32,838   21,200
President &        1998  354,542      371,395     37,900       25,738   17,499
Chief Operating    1997  246,417      486,233      -----       24,897   10,480
Officer

Daniel K. Newell   1999  278,917      561,532     33,879        -----   16,524
Sr. VP - Finance   1998  236,583      235,135     12,000        -----   17,703
& Chief Financial  1997  168,333      332,039      -----        -----    9,920
Officer; Managing
Director & CEO of
NorthWestern
Growth Corporation

Walter A. Bradley, 1999 249,875       120,396     19,638        -----   16,127
III, Vice President1998 163,333       116,043      8,400        -----    1,225
& Chief            1997   -----         -----      -----        -----     ----
Information Officer(4)

Michael J. Hanson  1999 245,583       293,117      5,800        -----   11,107
President & CEO    1998 108,333        72,430      5,817        -----    -----
of NorthWestern    1997   -----         -----      -----        -----    -----
Public Service
Division (4)
______________________

(1) The amounts in the bonus column are cash awards pursuant to NorthWestern's annual incentive plans, which are described under the 'Report on Executive Compensation' which were earned in the year shown and paid in the following year.

(2) The amounts in this column represent the cash payouts from NorthWestern's former phantom stock long-term incentive compensation plan at the end of the five-year periods following the dates of the awards.

(3) The amounts in this column include NorthWestern's contributions on behalf of the named executive officers to the Team Member Savings Plans and to the ESOP as well as the amounts paid by NorthWestern with respect to term life insurance for the benefit of the executives. For the executives named in this table, for 1999 such amounts under the Team Member Savings Plans, ESOP, and life insurance, respectively, were as follows: Mr. Lewis: $18,871, $9,749, and $11,600; Mr.
     Hylland:  $12,735, $4,765, and $3,700; Mr. Newell:  $8,424, $4,560,
     and $3,540; Mr. Bradley:  $7,875, $4,452, and $3,800; and Mr. Hanson:
     $6,080, $4,452, and $575. These amounts exclude loans, issued with full recourse, advanced by NorthWestern to Mr. Lewis, $113,000, Mr. Hylland, $103,000, and Mr. Newell, $103,000, in 1999 to finance the purchase of membership interests in the NGC private equity investment company described above.

(4) Mr. Bradley and Mr. Hanson began their employment with NorthWestern on April 16, 1998, and June 1, 1998, respectively.


                            INFORMATION ON OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                Potential Realizable Value
               Individual Grants                At Assumed Annual Rates of
                         Percent                Stock Price Appreciation
               No. of   of Total                for Option Term (3)
             Securities  Options
             Underlying  Granted to   Exercise               At 5%    At 10%
              Options    Team Members or Base                ($42.58  ($67.66
              Granted (#)in Fiscal    Price    Expir. At 0%  stock    stock
Name            (1)      Year         ($/Sh)(2)Date  Growth  price)   price)
-----         ------     ------      --------- ----- ------ -----    ------

M. D. Lewis   133,908      31         26.125  4/22/09   0 $2,203,456 $5,561,869
R. R. Hylland  68,103      16         26.125  4/22/09   0  1,120,635  2,828,658
D. K. Newell   33,879       8         26.125  4/22/09   0    557,479  1,407,164
W. A Bradley, III 19,638    5         26.125  4/22/09   0    323,143    815,664
M. J. Hanson    5,800       1         26.125  4/22/09   0     95,439    240,903
_____________________________

(1) All options granted in 1999 become exercisable in annual cumulative installments of 33 1/3%, commencing three years from date of grant, with full vesting occurring on the fifth anniversary date of the grant. Vesting is accelerated in the event of a change in control of NorthWestern.

(2) All options were granted at market value (the closing price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal) on the date of grant.

(3) The hypothetical potential gains (reported net of exercise price) are based entirely on assumed annual growth rates of 5% and 10% in the value of NorthWestern's stock price over the ten-year life of the options (which would equal a total increase in stock price of 63% and 159%, respectively). These assumed rates of growth are mandated by rules of the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock price.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES

                                Number of Securities          Value of
                                Underlying Unexercised        Unexercised
             Shares     Value  Options at Fiscal Year-End In-the-Money Options
            Acquired on Realized      (#)         At Fiscal Year-End($)(1)
Name        Exercise (#)($) Exercisable Unexercisable Exercisable Unexercisable

Merle D. Lewis     0      0      0          238,108        0             0

Richard R. Hylland 0      0      0          106,003        0             0

Daniel K. Newell   0      0      0           45,879        0             0

Walter A. Bradley, III
                   0      0      0           28,038        0             0

Michael J. Hanson  0      0      0           11,617        0             0
_______________________

(1) Represents the difference between $22.00 (the closing price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal for the close on December 31, 1999) and the option exercise price.

Employment Contracts

     The Board has adopted a program of comprehensive employment agreements with Mr. Lewis, Mr. Hylland, Mr. Newell, Mr. Bradley, and Mr. Hanson, which agreements have specific terms of from three to five years and contain non-compete, confidentiality, and change of control provisions. The agreements also include base salary amounts for the current year and annual incentive plan and long-term incentive plan provisions tied to the success of the team members' business segments. The agreements generally provide termination benefits if employment by NorthWestern terminates for any reason (other than death, disability, retirement at age 65 or such earlier age that the Board approves, or discharge for gross misconduct in the performance of employment duties that materially injures NorthWestern) within 36 months after a 'change in control' or 'major transaction' event. A change in control event generally occurs if a person acquires 20% or more of the voting power of NorthWestern's securities. A major transaction event occurs if the shareholders of NorthWestern approve a merger or consolidation in which less that two-thirds of the Board of NorthWestern continue to serve, a plan of liquidation of NorthWestern, or a sale or disposition of all or substantially all of NorthWestern's assets. As part of the termination benefits, NorthWestern must pay the executive officer a lump sum payment equal to three times base salary and average annual incentive compensation plan payment. NorthWestern must also provide the officer with health, disability and life insurance coverages in amounts substantially equal to those he or she was receiving at the time of the termination for a specified period. Also, on the officer's normal retirement date, NorthWestern must pay the officer, or his or her estate in the event of death, a lump sum amount equal to the actuarial equivalent of the additional retirement benefits that would have been due under NorthWestern's retirement plan, if employment had continued for the period for which the benefits referred to in the preceding sentence are payable. To the extent that such benefits are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1954, as amended, with respect to excess 'parachute payments' under Section 180G of such Code, NorthWestern will be responsible for such tax. The termination benefits under these agreements are to be provided regardless of whether a team member is able to obtain other employment.

Retirement Plan

     Effective January 1, 2000, NorthWestern offered its team members two alternatives with regard to its retirement plan. A team member could convert his or her existing accrued benefit from the existing plan into an opening balance in a hypothetical account under a new cash balance formula, or that team member could continue under the existing defined benefit formula. All team members hired after January 1, 2000 will participate in the cash balance formula. The beginning balance in the cash balance account for a converting team member was determined based on the team member's accrued benefit; age and service as of January 1, 2000; 1999 eligible pay; and a conversion interest rate of 6%. Under the cash balance formula a participant's account grows based upon (1) contributions by NorthWestern made once per year, and (2) by annual interest credits based on the average Federal 30-year treasury bill rate for November of the preceding year (6.15% for 2000). Contribution rates were determined on January 1, 2000, based on the participant's age and years of service on that date. They range from 3%-7.5% (3% for all new team members) for compensation below the taxable wage base and are doubled for compensation above the taxable wage base. Upon termination of employment with NorthWestern, a team member, or if deceased, his or her beneficiary, receives the cash balance in the account paid in a lump sum or in other permitted annuity forms of payment.

     To be eligible for the retirement plan, a team member must be 21 years of age and have worked at least one year for NorthWestern, working at least 1,000 hours in that year. Directors who are not team members are not eligible to participate. Benefits for team members who chose not to convert to the cash balance formula will continue to be part of the defined benefit formula, which provides an annual pension benefit upon normal retirement at age 65 or earlier (subject to benefit reduction). Under this formula the amount of the annual pension is based upon average annual earnings for the sixty consecutive highest paid months during the 10 years immediately preceding retirement. Upon retirement on the normal retirement date, the annual pension to which an eligible team member becomes entitled under the formula amounts to 1.34% of average annual earnings up to the Covered Compensation base plus 1.75% of such earnings in excess of the Covered Compensation base, multiplied by all years of credited service.

     The named executives also participate in a supplemental excess retirement plan related to both of the pension formulas, which provides benefits based on those formulas but with respect to compensation which exceeds the limits under the Code. In 1998, NorthWestern agreed to assure Mr. Hanson a pension benefit equivalent to that which would be provided by the Retirement Plan if he were given credit for his 17 years of prior service with another utility company in addition to his years of service with NorthWestern. As a result, he was credited with those additional years of service under the supplemental excess retirement plan.

     Assuming the named executives reach the normal retirement age of 65, the projected annual 10-year certain and continuous annuity benefit for Mr. Lewis would be $404,551, and the projected annual life annuity benefits for the other named executives would be: Mr. Hylland, $241,881; Mr. Newell, $91,125; Mr. Bradley, $69,912; and Mr. Hanson, $172,159. The annual pay credit rates are as follows for the participating named executives: Mr. Hylland 4%, Mr. Newell 3.7%, Mr. Bradley 3%, and Mr. Hanson 3% (4.9% in the supplemental plan).

Other Benefits

     NorthWestern currently maintains a variety of benefit plans and programs, which are generally available to all NorthWestern team members, including executive officers, such as the Variable Investment Plan (401(k) plan) under which a team member may contribute up to 13% of his or her salary (with NorthWestern matching with up to 3% with the first 6% contributed by the team member), a Supplemental Variable Investment Plan (a non-qualified Supplemental 401(k) plan available to the extent participation in the VIP is limited by the Internal Revenue Code), a Team Member Stock Purchase Plan (Section 423 Plan) approved by shareholders and instituted in 1999, in which a team member may contribute up to $3,000 per year for the purchase of NorthWestern Common Stock (at a discount of 15% of market value), term life and supplemental life (Family Protector Plan) insurance coverage, the NorthWestern Employee Stock Ownership Plan (ESOP), long-term disability plan, and other general employee benefits such as emergency personal leave and educational assistance.

Director Compensation

     Directors who are not officers of NorthWestern annually receive 1,000 shares of Common Stock of NorthWestern, are paid $2,500 each quarter for serving on the Board, and receive an attendance fee of $4,000 for attendance at each regular or special meeting of the Board. Directors are also paid $1,700 for each meeting of a committee on which such director serves and $500 for each quarter during which they serve as chairman of a committee of the Board. Directors receive one-half of the meeting fee for telephonic conference board or committee meetings. In addition, non-team member directors received stock options for 3,600 shares of Common Stock in 1999. Directors who are also officers are not separately compensated for services as a director on NorthWestern's Board.

     Directors may elect to defer receipt of their cash compensation as directors until they cease to be directors. The deferred compensation may be invested in (1) an account which earns interest at the same rate as accounts in the team member savings plan or (2) a deferred compensation unit account in which the deferred compensation is converted into deferred compensation units on the basis that each unit is at the time of investment equal in value to the fair market value of one share of NorthWestern's Common Stock, sometimes referred to as 'phantom stock units.' Additional units based on the dividends paid on NorthWestern's Common Stock are added to the director's deferred compensation unit account. Following the director's retirement, the value of the deferred compensation units is paid in cash in an amount determined by multiplying the accumulated deferred compensation units by the average of the closing prices of NorthWestern's Common Stock for the 10 days preceding such event.

     Mr. Lewis, Mr. Hylland, and Mr. Newell were paid $33,500, $14,500, and $13,500, respectively, in cash and $43,457, $20,590, and $16,234 in restricted common units of CornerStone Propane, L.P., as director fees for service on the board of CornerStone Propane GP, Inc., a NorthWestern partner entity.

Salary Continuation Plan

     NorthWestern has a non-qualified salary continuation plan for directors and selected management team members. In 1999, a total of 51 active team members and non-employee directors participated in this plan. The plan provides for certain amounts of salary continuation in the event of death before or after retirement or, in the alternative, certain supple mental retirement benefits in lieu of any death benefits after age 65. Generally, death benefits will vary from 45% to 75% of salary for up to 15 years, and supplemental retirement benefits from 25% to 40% of current salary. Life insurance is carried on each plan participant in favor of NorthWestern to indirectly fund future benefit payments. Part of the cost of the life insurance carried by NorthWestern is paid by team member participants in the plan. The program is designed so that if assumptions made as to mortality experience, policy dividends or credits, and other actuarial factors are realized, NorthWestern will more than recover its cost of this program. Consequently, the cost of any one individual participant cannot be properly allocated or determined because of the overall actuarial plan assumptions and the cost recovery feature of the plan. Therefore, no amount attributable to this plan has been included in the summary compensation table above.

               NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS
                         AND INSIDER PARTICIPATION

     None of the current members of the Nominating and Compensation Committee of the Board are team members or former team members of NorthWestern.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to NorthWestern pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other Reports were required, NorthWestern believes that all of such Reports were filed on a timely basis by executive officers and directors during 1999, with the exception of the sale of 800 shares of NorthWestern Common Stock by Thomas
A. Gulbranson, former President and Chief Executive Officer of NorthWestern Services Corporation, a subsidiary of NorthWestern, on September 28, 1999, that was not reported in Mr. Gulbranson's report for the month of September filed in October 1999, but was reported in an amended Form 4 filed on November 30, 1999.

                         PERFORMANCE GRAPH

     The following Stock Price Performance Graph compares the cumulative total return* on NorthWestern's Common Stock ('NOR'); an Edison Electric Institute peer group index of 83 utility companies** (which has replaced the EEI peer group of 46 combination gas and electric utilities used by NorthWestern in previous years, because the former peer group data is no longer calculated by EEI); the S&P Small Cap 600 Stock Index (in which group NorthWestern was included in the prior year); and the S&P 500 Stock Index for a five-year period:


                                  (GRAPH)


                      NOR          EEI Peer       S&P Small      S&P 500
                                                  Cap 600
                     ----          -------        --------       --------
Base 12/31/94       $100            $100          $100           $100
1995                 111.57          131.02        129.96         137.58
1996                 144.64          132.59        157.67         169.17
1997                 203.53          168.88        198.01         225.61
1998                 243.59          192.34        203.41         290.09
1999                 211.67          156.57        228.64         351.13

  *Cumulative total return assumes quarterly reinvestment of dividends.

   **Allegheny Energy; Alliant Energy; Ameren; American Electric Power; Avista; Bangor Hydro-Electric Co.; Black Hills Corp.; Carolina Power & Light; Central Hudson Gas & Electric; Central & South West Corp.; Central Vermont Public Service; Cinergy, Inc.; Cleco Corp.; CMP Group; CMS Energy Corp.; Connectiv; Consolidated Edison of NY; Constellation Energy; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy; Duke Energy; Eastern Utilities Assoc.; Edison International; El Paso Electric Co.; Empire District Electric Co.; Energy East Corp.; Entergy Corp.; First Energy; Florida Progress Corp.; FPL Group Inc.; Green Mountain Power Corp.; GPU Inc.; Hawaii Electric Industry; IDA Corp.; Illinova; Ipalco Enterprises Inc.; Kansas City Power & Light; Keyspan Energy; LG&E Energy Group; Madison Gas & Electric Co.; Maine Public Service; MDU Resources Group; Minnesota Power & Light; Montana Power Co.; New Century Energies; New England Electric System; Niagara Mohawk Power; Nisource; Northeast Utilities; Northern States Power; NStar; NorthWestern Corp.; OGE Energy; Otter Tail Power Co.; Peco Energy; PG&E Corp.; Pinnacle West Capital; Potomac Electric Power; PPL Resources; Public Service Co. of New Mexico; Public Service Enterprises; Pugent Sound Energy; Reliant Energy; RGS Energy Group Inc.; St. Joseph Light & Power; Sempra Energy; Sierra Pacific Resources; Sigcorp; Southern Co.; Teco Energy Inc.; TNP Enterprises Inc.; TXU; Unicom; Unisource; United Illuminating Co.; Unitil Corp.; Utilicorp United Inc.; Western Resources; Wisconsin Energy Corp.; WPS Resources Corp.

                              ANNUAL REPORT

     A copy of NorthWestern's Annual Report for the year ended December 31, 1999, is being sent to all shareholders of record as of the Record Date. Your attention is directed to the financial statements and Management's Discussion and Analysis in such Annual Report which provide additional important information concerning NorthWestern.

                    INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as NorthWestern's independent public accountants continuously since 1932. Upon the recommendation of the Audit Committee, the Board has selected Arthur Andersen LLP to serve as NorthWestern's independent public accountants during the current year. One or more representatives of Arthur Andersen LLP will attend the Meeting, will have the opportunity to make a statement and will be available to respond to questions from shareholders.

     During 1999, NorthWestern also engaged Arthur Andersen LLP to render certain non-audit professional services. The Audit Committee of the Board approved the audit and non-audit services and considered the possible effect of the non-audit services on the independence of the accountants prior to the time the services were rendered.

                  SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals for consideration at the 2001 Annual Meeting of Shareholders should submit their proposals, together with any supporting statements, to the Corporate Secretary of NorthWestern in order to be eligible for inclusion in the NorthWestern proxy materials for that meeting. To be considered, a shareholder must meet certain eligibility qualifications, and for the proposal to be timely submitted, it must be received by the Corporate Secretary by November 12, 2000. A shareholder presenting a proposal must appear in person or through a qualified representative at the 2001 Annual Meeting to present the proposal.

     Other proposals that are not included in the proxy material will be considered timely and may be eligible for presentation at the 2001 Annual Meeting if they are received by the Corporate Secretary not later than January 23, 2001.

                         OTHER MATTERS

     The management does not know of any matter to be brought before the Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

ALAN D. DIETRICH
Corporate Secretary
NorthWestern Corporation

March 10, 2000


PLEASE USE ONE OF THE THREE METHODS TO VOTE YOUR SHARES SO THAT
YOUR STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.


MANAGEMENT WILL PROVIDE TO EACH SHAREHOLDER WHOSE PROXY IS SOLICITED FOR THE 2000 ANNUAL MEETING, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF NORTHWESTERN'S 1999 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO JANE RAMSELL, DIRECTOR
- SHAREHOLDER SERVICES, NORTHWESTERN CORPORATION, 600 MARKET STREET WEST, HURON, SOUTH DAKOTA 57350-1500.



                                   IMPORTANT:
                         VOTE YOUR SHARES OVER THE INTERNET,
                         BY PHONE, OR BY SIGNING AND
                         RETURNING THE ENCLOSED CARD PROMPTLY

                             NORTHWESTERN CORPORATION

                          Annual Meeting of Shareholders

                                    May 3, 2000

                           10:00 a.m., Central time zone

                                  Washington Pavilion
                                  301 S. Main Avenue
                              Sioux Falls, South Dakota 57104



NorthWestern Corporation
125 S. Dakota Avenue
Sioux Falls, South Dakota 57104                                  Proxy
______________________________________________________


This Proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2000.

The shares of Common Stock you hold in your account or in a dividend reinvestment account as of record on March 4, 2000, will be voted as you specify.

If no choice is specified, the Proxy will be voted 'FOR' item 1.

By signing the Proxy, you revoke all prior Proxies and appoint Merle D. Lewis and Richard R. Hylland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                 SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                                  Company Number:  250
There are three ways to vote you Proxy.           Control Number: 1234567
                                                  Account Number: 1
VOTE BY INTERNET
http://www.northwestern.com/proxyvote
Go to the Web site address listed above to vote your Proxy 24 hours a day, 7 days a week. You will be prompted to enter the control number, company number and account number, which are located in the upper right-hand corner of this card. Then follow the simple online instructions.

VOTE BY PHONE
1-800-240-6326
Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week. Have your Proxy Card in hand when you call. You will be prompted to enter the company number and control number, which are located in the upper right-hand corner of this card. Do not enter the three leading zeros of the control number. Then follow the simple instructions given over the phone.

Note: If voting by Internet or phone
Your Internet or phone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card. The Internet and phone voting facilities will close at 12:00 p.m., Central time zone, on May 2, 2000.

VOTE BY MAIL
Postage-paid envelope provided
Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided. If you vote by Internet or phone, do not return your Proxy Card in the mail.
If you vote by Internet or Phone, please do not mail your Proxy Card.
                               PLEASE DETACH PROXY CARD HERE

                            (Mark only one box below)
1. Election of Class III Directors                  Control Number 1234567

     01  John C. Charters        __ FOR all nominees (except as marked)
     02  Merle D. Lewis
     03  Marilyn R. Seymann      __ WITHHOLD AUTHORITY to vote for all nominees

   (Instruction: To withhold authority to vote
    for any individual nominee, print the
    number(s) of the nominee(s) on the line
    provided to the right.)                  ______________________________

2. Upon such other matters as may come before said meeting or any adjournments thereof, in the discretion of the Proxyholders.

                              This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted 'FOR' all nominees named in item 1.

                              Date: _________________________________

                              _______________________________________
                                             Signature

                              ________________________________________
                                             Signature
                              Please sign exactly as name(s) appear on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Address Change? Mark box and indicate changes above. __